================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 1, 1997


                           FREMONT GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


           1-8007                                   95-2815260
  (Commission File Number)              (I.R.S. Employer Identification No.)

         2020 SANTA MONICA BOULEVARD - SUITE 600 SANTA MONICA, CA 90404
               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 315-5500
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changes Since Last Report)




================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 1, 1997, Fremont General Corporation, a Nevada corporation (the "Company"), completed the acquisition of Industrial Indemnity Holdings, Inc., a Delaware corporation ("Industrial Indemnity"), pursuant to a Stock Purchase Agreement dated as of May 16, 1997 by and among the Company, Fremont Indemnity Company, a California corporation and wholly-owned subsidiary of the Company ("Fremont Indemnity") and Talegen Holdings, Inc., a Delaware corporation and subsidiary of Xerox Corporation ("Talegen"), whereby Fremont Indemnity purchased from Talegen all of the issued and outstanding capital stock of Industrial Indemnity. The purchase price paid by the Company consisted of $365 million in cash and the pay-off of approximately $79 million of an outstanding debt obligation that Industrial Indemnity owed to Talegen. Financing for the transaction was provided by internal funds and bank borrowings. The aggregate purchase price was determined pursuant to arms-length negotiations among the constituent corporations. The acquisition will be treated as a purchase for accounting purposes.

     Industrial   Indemnity,   which   specializes  in   underwriting   workers'
compensation insurance and providing risk management services, has a strong presence in the western United States dating back over 70 years. In 1996, Industrial Indemnity had gross premiums of $242 million, with invested assets of approximately $1.1 billion.

     There were, and are to date, no material relationships between the Company, its subsidiaries, officers, or directors, and Talegen or Xerox Corporation, other than the previously described $79 million pay-off of an outstanding debt obligation negotiated as part of the purchase price.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                                                                           Page
                                                                          Number
                                                                          ------
(a)  Financial statements of business acquired.

The following financial statements of Industrial Indemnity Holdings, Inc. and subsidiaries are filed as part of this report:

     Consolidated Balance sheet at June 30, 1997 (Unaudited) ..........       4

     Consolidated Statements of Earnings for the Six Months Ended
     June 30, 1997 and 1996 (Unaudited) ...............................       5

     Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 1997 and 1996 (Unaudited) ...............................       6

     Notes to June 30, 1997 Consolidated Financial Statements
     (Unaudited) ......................................................       7

     Independent Auditors' Report .....................................       8

     Consolidated Balance Sheets at December 31, 1995 and 1996 ........       9

     Consolidated Statements of Earnings for the Years ended
     December 31, 1994, 1995 and 1996 .................................      10

     Consolidated Statements of Shareholder's Equity for Years
     Ended December 31, 1994, 1995 and 1996 ...........................      11

                                                                           Page
                                                                          Number
                                                                          ------

     Consolidated  Statements  of  Cash  Flows  for  the
     Years Ended December 31, 1994, 1995 and 1996 .....................      12

     Notes to Consolidated Financial Statements .......................      13


(b)  Pro forma financial information.

The following pro forma condensed consolidated financial statements of the Registrant are filed as part of this report:

     Introduction .....................................................      33

     Pro Forma Condensed Consolidated Balance Sheet at
     June 30, 1997 (Unaudited) ........................................      34

     Pro Forma Condensed Consolidated Statements of Income
     for the Year Ended December 31, 1996 (Unaudited) .................      35

     Pro Forma Condensed Consolidated Statements of Income
     for the Six Months Ended June 30, 1997 (Unaudited) ...............      36

     Note to Pro Forma Condensed Consolidated Financial Statements ....      37


(c)  Exhibits.


                                                                                  Sequentially
     Exhibit                                                                         Numbered
     Number                                   Description                             Page
     -------        ------------------------------------------------------------   ------------

        2.1         Stock  Purchase  Agreement  by and among  Talegen  Holdings,
                    Inc.,   Fremont   Indemnity   Company  and  Fremont  General
                    Corporation  dated  as of May 16,  1997  including  exhibits thereto.  (Filed as Exhibit  2.1 to  Current  Report on Form
                    8-K, as of August 11, 1997,  Commission file No. 1-8007, and incorporated herein by reference.)

        2.2         Tax Allocation and  Indemnification  Agreement,  dated as of
                    May 16, 1997 by and among Xerox  financial  Services,  Inc.,
                    Talegen Holdings, Inc., Industrial Indemnity Holdings, Inc.,
                    Fremont   General   Corporation,   and   Fremont   Indemnity
                    Corporation, a California corporation. (Filed as Exhibit 2.2 to  Current  Report on Form  8-K,  as of  August  11,  1997,
                    Commission  file No.  1-8007,  and  incorporated  herein  by reference.)


        23.1        Consent of KPMG Peat Marwick LLP Independent Auditors



                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                                                DECEMBER 31,      JUNE 30,
                                                                                    1996            1997
                                                                                ------------   ------------
                                                                                  (Audited)     (Unaudited)
                                       ASSETS
Investments:
    Fixed maturities, at fair value (cost 1996 - $482; 1997 - $538) .........   $        487   $        542
    Equity securities, at fair value (cost: 1996 -$2; 1997 - $1) ............              3              1
    Short-term investments, at amortized cost which approximates
      fair value ............................................................            618            520
                                                                                -------------   -----------
       TOTAL INVESTMENTS ....................................................          1,108          1,063

Accrued investment income ...................................................              8             16
Receivables:
    Premiums (net of allowance for uncollectible receivables:
      1996 - $.4; 1997 - $.4) ...............................................            128            125
    Other ...................................................................            113            106
Reinsurance recoverables ....................................................            177            154
Prepaid reinsurance premiums ................................................              4              2
Deferred policy acquisition costs ...........................................              6              5
Current income taxes ........................................................              1             (2)
Deferred income taxes .......................................................            105            104
Land, buildings and equipment ...............................................             68             68
Due from affiliates .........................................................             44             43
Other assets ................................................................             13             13
                                                                                ------------   ------------
       TOTAL ASSETS .........................................................   $      1,775   $      1,697
                                                                                ============   ============

                        LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
    Unearned premiums .......................................................   $         32   $         29
    Unpaid losses and loss expenses .........................................          1,129          1,072
    Debt (due to affiliate) .................................................             79             79
    Dividends to policyholders ..............................................             27             23
    Accounts payable and accrued liabilities ................................            139            120
    Net liability due to discontinued operations ............................             23             23
                                                                                ------------   ------------
       TOTAL LIABILITIES ....................................................          1,429          1,346
Shareholder's equity:
    Common stock and additional paid-in capital .............................            233            233
    Retained earnings .......................................................            109            115
    Net unrealized gain on investment securities ............................              4              3
                                                                                ------------   ------------
       TOTAL SHAREHOLDER'S EQUITY ...........................................            346            351
                                                                                ------------   ------------
       TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ...........................   $      1,775   $      1,697
                                                                                ============   ============

          See notes to June 30, 1997 consolidated financial statements


                               INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                        AND SUBSIDIARIES
                               Consolidated Statements of Earnings
                                          (in millions)



                                                                                  Six Months Ended
                                                                                       June 30,
                                                                                   1996        1997
                                                                                ----------  ----------
                                                                                      (Unaudited)
REVENUES:
    Net premiums earned ......................................................  $      119  $      133
    Net investment income ....................................................          35          34
    Net realized investment gains ............................................           -           1
                                                                                ----------   ---------
         Total revenues ......................................................         154         168

LOSSES AND EXPENSES:
    Losses and loss expenses .................................................          99         110
    Underwriting, acquisition and other insurance expenses ...................          33          36
    Dividends to policyholders ...............................................           3           4
    Other expenses ...........................................................           1           1
    Interest expenses ........................................................           3           3
                                                                                ----------   ---------
         Total losses and expenses ...........................................         139         154
                                                                                ----------   ---------

Earnings from operations before income taxes .................................          15          14
Provision for income taxes ...................................................           5           5
                                                                                ----------   ---------
         NET EARNINGS ........................................................  $       10   $       9
                                                                                ==========   =========

          See notes to June 30, 1997 consolidated financial statements


                              INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                       AND SUBSIDIARIES
                             Consolidated Statements of Cash Flows
                                         (in millions)





                                                                                   Six Months Ended
                                                                                        June 30,
                                                                                   1996         1997
                                                                                ----------   ----------
                                                                                      (Unaudited)

Cash flows from operating activities:
    Net earnings ............................................................   $       10   $        9
    Adjustments to reconcile net earnings to net cash used in
      operating activities:
        Net realized investment gains  (losses) .............................            -           (1)
        Depreciation and amortization .......................................            2            7
        Changes in:
           Unpaid losses and loss expenses ..................................          (56)         (45)
           Unearned premiums ................................................            4           (1)
           Other liabilities ................................................           51          (23)
           Underwriting assets ..............................................          (84)          15
           Deferred policy acquisition costs ................................           (1)           1
           Payments for discontinued operations .............................           (3)           -
           Income taxes .....................................................            8            7
                                                                                ----------   ----------
               Total adjustments ............................................          (79)         (40)
                                                                                ----------   ----------
           Net cash used in operating activities ............................          (69)         (31)
                                                                                ----------   ----------
Cash flows from investing activities:
    Purchase of fixed maturities and equity securities ......................         (314)         (77)
    Proceeds from sale of fixed maturities and equity securities ............           17           14
    Proceeds from maturity of fixed maturities ..............................           48            7
    Decrease (increase) in short-term investments, net ......................          341           98
    Purchase of fixed assets ................................................          (12)          (7)
                                                                                ----------   ----------
           Net cash provided by investing activities ........................           80           35
                                                                                ----------   ----------
Cash flows from financing activities:
    Dividends to shareholder ................................................           (4)          (4)
    Repayment of debt .......................................................           (7)           -
                                                                                ----------   ----------
           Net cash used in financing activities ............................          (11)          (4)
                                                                                ----------   ----------
Net change in cash ..........................................................            -            -
Cash at beginning of year ...................................................            -            -
                                                                                ----------   ----------
Cash at June 30, ............................................................   $        -   $        -
                                                                                ==========   ==========

          See notes to June 30, 1997 consolidated financial statements


                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
      NOTES TO JUNE 30, 1997 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


NOTE A --- BASIS OF PRESENTATION OF FINANCIAL STATEMENTS

         These statements have been prepared in accordance with generally accepted accounting principles and, accordingly, adjustments (consisting of normal accruals) have been made as management considers necessary for fair presentations. For further information, refer to the audited consolidated financial statements and notes thereto filed as part of this Form 8-K/A.


NOTE B --- SUBSEQUENT EVENT

         On August 1, 1997, Fremont General Corporation, a Nevada Corporation, ("Fremont General"), completed the acquisition of Industrial Indemnity Holdings, Inc., a Delaware corporation ("Industrial Indemnity"), pursuant to a Stock Purchase Agreement dated as of May 16, 1997 by and among the Fremont General, Fremont Indemnity Company, a California corporation and wholly-owned subsidiary of the Fremont General ("Fremont Indemnity") and Talegen Holdings, Inc., a Delaware corporation and subsidiary of Xerox Corporation ("Talegen"), whereby Fremont Indemnity purchased from Talegen all of the issued and outstanding capital stock of Industrial Indemnity. The purchase price paid consisted of $365 million in cash and the pay-off of approximately $79 million of an outstanding debt obligation that Industrial Indemnity owed to Talegen.

                          Independent Auditors' Report


The Board of Directors and Shareholder
of Industrial Indemnity Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Industrial Indemnity Holdings, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of earnings, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Industrial Indemnity Holdings, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                              KPMG Peat Marwick LLP



San Francisco, California
January 14, 1997

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 1995 and 1996
                                  (in millions)


                                     ASSETS
                                                                                  1995        1996
                                                                                --------    --------
Investments:
  Fixed maturities, at fair value (cost: 1995-$272; 1996-$482) .............    $    271    $    487
  Equity securities, at fair value (cost: 1995 -$8; 1996 - $2) .............           7           3
  Short-term investments, at amortized cost which approximates
    fair value .............................................................       1,026         618
                                                                                --------    --------
      Total investments ....................................................       1,304       1,108

Accrued investment income ..................................................          20           8
Receivables:
  Premiums (net of allowance for uncollectible receivables:
    1995-$0.4; 1996-$0.4) ..................................................         134         128
    Other ..................................................................         156         113
Reinsurance recoverables ...................................................         218         177
Prepaid reinsurance premiums ...............................................          31           4
Deferred policy acquisition costs ..........................................           5           6
Current income taxes .......................................................           2           1
Deferred income taxes ......................................................         111         105
Land, buildings and equipment ..............................................          54          68
Due from affiliates ........................................................          44          44
Other assets ...............................................................          14          13
                                                                                --------    --------
      Total assets .........................................................    $  2,093    $  1,775
                                                                                ========    ========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
  Unearned premiums ........................................................    $     60    $     32
  Unpaid losses and loss expenses ..........................................       1,283       1,129
  Debt (due to affiliate in 1996) ..........................................          90          79
  Dividends to policyholders ...............................................          30          27
  Accounts payable and accrued liabilities .................................         195         139
  Net liability due to discontinued operations .............................          26          23
                                                                                --------    --------
      Total liabilities ....................................................       1,684       1,429

Shareholder's equity:
  Common stock and additional paid-in capital ..............................         233         233
  Retained earnings ........................................................         178         109
  Net unrealized (loss) gain on investment securities ......................          (2)          4
                                                                                --------    --------
      Total shareholder's equity ...........................................         409         346
                                                                                --------    --------
      Total liabilities and shareholder's equity ...........................    $  2,093    $  1,775
                                                                                ========    ========



          See accompanying notes to consolidated financial statements.

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                  Years ended December 31, 1994, 1995 and 1996
                                  (in millions)


                                                                                 1994     1995    1996
                                                                                ------   ------  ------
Revenues:
  Net premiums earned ......................................................    $  332   $  230  $  234
  Net investment income ....................................................        71       70      69
  Net realized investment gains ............................................         2        1       1
  Other income .............................................................         8        7       3
                                                                                ------   ------  ------
    Total revenues .........................................................       413      308     307
                                                                                ------   ------  ------

Losses and expenses:
  Losses and loss expenses .................................................       248      177     191
  Underwriting, acquisition and other insurance expenses ...................        65       65      66
  Dividends to policyholders ...............................................        36       14       5
  Other expenses ...........................................................         2        4      11
  Interest expense .........................................................         1        7       5
                                                                                ------   ------  ------
    Total losses and expenses ..............................................       352      267     278
                                                                                ------   ------  ------


Earnings from operations before income taxes ...............................        61       41      29
Provision for income taxes .................................................        23       13      10
                                                                                ------   ------  ------
    Net earnings ...........................................................    $   38   $   28  $   19
                                                                                ======   ======  ======


          See accompanying notes to consolidated financial statements.

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                 Consolidated Statements of Shareholder's Equity
                  Years ended December 31, 1994, 1995 and 1996
                        (in millions, except share data)


                                                                                 1994     1995    1996
                                                                                ------   ------  ------
Common stock and additional paid-in capital:
  (includes $1 par value common stock, 1,000 shares
     authorized, issued and outstanding):
  Balance at beginning of year .............................................    $  232   $  233  $  233
  Increase in capital ......................................................         1        -       -
                                                                                ------   ------  ------
    Balance at end of year .................................................       233      233     233
                                                                                ------   ------  ------

Retained earnings:

  Balance at beginning of year .............................................       236      161     178
  Net earnings .............................................................        38       28      19
  Dividends to shareholder .................................................      (112)     (10)    (89)
  Minimum pension liability adjustment .....................................        (1)      (1)      1
                                                                                ------   ------  ------
    Balance at end of year .................................................       161      178     109
                                                                                ------   ------  ------

Net unrealized (loss) gain on investment securities:
  Balance at beginning of year .............................................        (9)     (78)     (2)
  Change in unrealized (losses) gains ......................................       (69)      76       8
  Change in deferred income taxes ..........................................         -        -      (2)
                                                                                ------   ------  ------
    Balance at end of year .................................................       (78)      (2)      4
                                                                                ------   ------  ------

    Total shareholder's equity .............................................    $  316   $  409  $  346
                                                                                ======   ======  ======




          See accompanying notes to consolidated financial statements.

                      INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                  Years ended December 31, 1994, 1995 and 1996
                                  (in millions)



                                                                                 1994      1995    1996
                                                                                ------    ------  ------
Cash flows from operating activities:
  Net earnings .............................................................    $   38    $   28  $   19
  Adjustments to reconcile net earnings to net cash used in
  operating activities:
    Net realized investment gains ..........................................        (2)       (1)     (1)
    Depreciation and amortization ..........................................        21        22      11
    Changes in:
      Unpaid losses and loss expenses ......................................      (122)     (109)   (154)
      Unearned premiums ....................................................       (21)       (3)    (28)
      Other liabilities ....................................................         3        42     (52)
      Underwriting assets ..................................................        78       (15)    125
      Deferred policy acquisition costs ....................................         1        (2)     (1)
      Payments for discontinued operations .................................       (19)      (26)     (3)
      Income taxes .........................................................        23        13      10
      Payments for income taxes ............................................       (59)       (7)     (7)
                                                                                ------    ------   -----
        Total adjustments ..................................................       (97)      (86)   (100)
                                                                                ------    ------   -----
      Net cash used in operating activities ................................       (59)      (58)    (81)
                                                                                ------    ------   -----
Cash flows from investing activities:
  Purchase of fixed maturities and equity securities .......................      (278)      (63)   (475)
  Proceeds from sale of fixed maturities and equity securities .............        80       970      37
  Proceeds from maturity of fixed maturities ...............................        96       147     231
  Decrease (increase) in short-term investments, net .......................       150      (944)    408
  Purchase of fixed assets .................................................        (5)      (32)    (20)
  Proceeds from note receivable ............................................        27         -       -
                                                                                ------    ------   -----
      Net cash provided by investing activities ............................        70        78     181
                                                                                ------    ------   -----
Cash flows from financing activities:
  Dividends to shareholder .................................................      (112)      (10)    (89)
  Proceeds from issuance of debt ...........................................       100         -      79
  Repayment of debt ........................................................         -       (10)    (90)
  Increase in capital ......................................................         1         -       -
                                                                                ------    ------   -----
     Net cash used in financing activities .................................       (11)      (20)   (100)
                                                                                ------    ------   -----
Net change in cash .........................................................         -         -       -
Cash at beginning of year ..................................................         -         -       -
                                                                                ------    ------   -----
Cash at end of year ........................................................    $    -    $    -   $   -
                                                                                ======    ======   =====



          See accompanying notes to consolidated financial statements.

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1) BASIS OF CONSOLIDATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

Industrial Indemnity Holdings, Inc. (the "Company") is a wholly-owned subsidiary of Talegen Holdings, Inc. ("Talegen"). Talegen is a wholly-owned subsidiary of Xerox Financial Services, Inc. ("XFSI"), which is a wholly-owned subsidiary of Xerox Corporation ("Xerox"). In January 1993, Xerox announced its intention to disengage from its insurance and other financial services businesses. During 1992 and 1993, Talegen completed a major recapitalization and restructuring of its business operations into seven stand-alone insurance operating groups (one of which is the Company), each with an independent holding company that, in turn, owns one or more insurance companies.

The consolidated financial statements include the accounts of the Company and its subsidiaries that include the following wholly-owned insurance companies:
Industrial Indemnity Company, Industrial Indemnity Company of the Northwest, Industrial Indemnity Company of Idaho, Industrial Indemnity Company of Alaska, Industrial Insurance Company and Employers First Insurance Company ("EFI") (collectively referred to as the "Insurance Companies"). All significant intercompany transactions have been eliminated.

OPERATIONS

The Insurance Companies specialize in providing workers compensation insurance and risk management services on a nationwide basis with an emphasis on the western states. For the year ended December 31, 1996, direct premiums written from California, Alaska and Arizona made up 31%, 14% and 10% of the total, respectively. The Insurance Companies write primarily medium to large workers compensation accounts where expertise in risk management, risk funding and medical cost containment are valued by policyholders. The Insurance Companies distribute their products and services through a select network of agents and brokers.

The Insurance Companies are organized into strategic business units to address the diversified workers compensation marketplace. The operating business units are California, Western States (focuses on western states excluding California), National Programs (focuses on national and regional association employer groups) and EFI (focuses on small employers).

INVESTMENTS

All fixed maturities, equity securities and short-term investments are classified as available-for-sale securities and reported at fair value, with unrealized investment gains and losses net of tax credited or charged as a separate component of shareholder's equity.

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1) CONTINUED

Fair values for fixed maturities and equity securities are based on quoted market prices or dealer quotations. Where quoted market prices or dealer quotations are not available, as is the case for certain mortgage and other asset-backed securities, fair values are measured utilizing quoted market prices for similar securities or by using discounted cash flow methods. Amortized cost for fixed maturities is historical cost adjusted for the amortization of premiums and discounts, which are amortized using the effective interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments.

Short-term investments are carried at amortized cost which approximates fair value due to the short-term maturity of these investments.

Realized investment gains and losses on the sale of investments are determined on a specific identification basis. A provision in the consolidated statement of earnings is made only when the decline in the fair value of fixed maturities and equity securities is other than temporary. Investment income is recorded when earned.

PREMIUMS

Premiums are generally earned pro-rata over the period in which the coverages are provided. Unearned premiums represent the portion of premiums written that are applicable to the unexpired terms of policies in force. Premiums earned include estimates of certain premiums due but not yet billed, including adjustments on retrospectively rated policies as well as anticipated premium and related expenses primarily related to future premium audits of policies currently in force, net of the cost of reinsurance. Prepaid reinsurance premiums represent the unexpired portion of premiums ceded to reinsurers.

POLICY ACQUISITION COSTS

Policy acquisition costs, primarily commissions, premium taxes and a portion of internal expenses represent those costs that vary with and are primarily related to the acquisition of new and renewal insurance policies. These costs are deferred and amortized over the life of the policy in proportion to premium revenue recognized. Policy acquisition costs in excess of recoverable amounts, including investment income, are charged to expense. Acquisition costs include $48 million, $46 million and $41 million of policy acquisition costs which were amortized during 1994, 1995 and 1996, respectively.

LOSSES AND LOSS EXPENSES

Losses and loss expenses are charged to income as incurred. The reserve for unpaid losses and loss expenses is determined on the basis of claim adjusters' evaluations and other estimates, including those for incurred but not reported losses and for anticipated salvage and future

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1) CONTINUED

subrogation recoveries. Overall reserve levels are impacted primarily by the types and amounts of insurance coverage written, trends developing from newly reported claims and claims which have been paid and closed. The determination of estimates for losses and loss expenses and the establishment of the related reserves for business written in both the current and prior years are continually reviewed by senior management. Adjustments are made to reserves in the period they can be reasonably estimated to reflect evolving changes in loss development patterns and various other factors such as social and economic trends and judicial interpretation of legal liability.

REINSURANCE

Reinsurance recoverable includes the balances due from other insurance companies for paid losses and loss expenses and estimates of the portion of unpaid losses and policy liabilities that will be recovered from reinsurers, determined in a manner consistent with the liabilities associated with the reinsured policies. The reserve for uncollectible reinsurance is determined principally on the basis of past collection experience, review of the financial condition of reinsurers and an assessment of other available information. The reserve for uncollectible reinsurance is further discussed in Note 5.

PENSION, POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

The cost of pension, postretirement and postemployment benefits is recognized in the consolidated financial statements during the active working career of employees.

INCOME TAXES

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to temporary differences between the financial statement carrying amounts and the tax bases of the Company's assets and liabilities. Such differences are primarily due to tax basis discount on unpaid losses, uncollectible reinsurance, severance and leasehold provisions, gain on sale-leaseback, and depreciation and amortization. Additionally, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if it is more likely than not that all or some portion of the benefits related to deferred tax assets will not be realized.

DIVIDENDS TO POLICYHOLDERS

The Company issues certain participating insurance policies which, based on the profitability of a given policy and approval by the Board of Directors, provide for the payment of dividends to the policyholder.

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1) CONTINUED

Participating policies account for approximately 83%, 65%, and 56% of the net premiums written for the three years ended December 31, 1994, 1995 and 1996, respectively. Net premiums earned on such policies represent approximately 83%, 66% and 59% of the Company's total earned premium for the years ended December 31, 1994, 1995 and 1996, respectively.

Dividends to policyholders are charged to operations as the related premiums are earned and include a provision for undeclared dividends.

LAND, BUILDINGS AND EQUIPMENT

Land, buildings and equipment are carried at cost and are shown net of accumulated depreciation. Buildings and equipment are depreciated on a straight-line basis over their estimated service lives (buildings - 40 years; equipment - 3 to 5 years). Capital improvements to leased property are amortized over the life of the improvement or the life of the lease, whichever is shorter. As of December 31, 1995 and 1996, accumulated depreciation on buildings and equipment was $21 million and $19 million, respectively.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported financial statement balances as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Similar to other companies with property and casualty insurance operations, the reserve for unpaid losses and loss expenses, the reserve for uncollectible reinsurance and deferred acquisition costs, although supported by actuarial science and other supportive data, are ultimately based on management's reasoned expectations of future events. In addition, the Company's realization of deferred income tax assets is dependent on generating sufficient future taxable income. It is reasonably possible that expectations associated with these accounts can change in the near term (i.e., one year) and that the effect of those changes could be material to the consolidated financial statements.

RECLASSIFICATION

Certain amounts in the accompanying financial statements for 1994 and 1995 have been reclassified to conform with the 1996 financial statement presentation. The reclassifications were not material.

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(2)  INVESTMENTS AND INVESTMENT INCOME

The components of the investment portfolio at December 31, 1995 and 1996 follow (in millions):

                                                                 Gross       Gross
                                                               unrealized  unrealized    Estimated
                                                    Amortized  investment  investment       fair
                                                       cost       gains       losses        value
                                                   ---------- -----------  -----------  -----------
              1995
              ----
Fixed  maturities:
  U.S. government and government
    agencies and authorities ...................   $      245 $         -  $         -  $       245
  States, municipalities and political
    subdivisions ...............................           27           -           (1)          26
                                                   ---------- -----------  -----------  -----------
      Total fixed maturities ...................          272           -           (1)         271
Equity securities ..............................            8           -           (1)           7
Short-term investments .........................        1,026           -            -        1,026
                                                   ---------- -----------  -----------  -----------
      Total investments
        available-for-sale .....................   $    1,306 $         -  $        (2) $     1,304
                                                   ========== ===========  ===========  ===========

              1996
              ----
Fixed maturities:
  U.S. government and government
    agencies and authorities ...................   $       94 $         1  $         -  $        95
  States, municipalities and political
    subdivisions ...............................           18           -            -           18
  Mortgage and other asset-backed
    securities .................................          183           3            -          186
  Corporate bonds ..............................          170           2           (1)         171
  Foreign governments ..........................           17           -            -           17
                                                   ---------- -----------  -----------  -----------
    Total fixed maturities .....................          482           6           (1)         487
Equity securities ..............................            2           1            -            3
Short-term investments .........................          618           -            -          618
                                                   ---------- -----------  -----------  -----------
    Total investments
      available-for-sale .......................   $    1,102 $         7  $        (1) $     1,108
                                                   ========== ===========  ===========  ===========




                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(2) CONTINUED

At December 31,  1996,  approximately  71% of the  Company's  total  investments
available-for-sale   were  comprised  of  U.S.  Treasury  securities  and  other securities issued by U.S. Government agencies and authorities.

During 1996, the Company made certain investments in mortgage and other asset-backed securities. Included in mortgage-backed securities as of December 31, 1996 are $78 million of collateral mortgage obligations ("CMOs") and $68 million of pass-through securities issued by GNMA, FNMA or FHLMC. Approximately 85% of the Company's CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities. The Company generally purchases CMOs that are protected against prepayment risk through purchasing planned amortization class ("PAC") tranches. The Company does not purchase residual interests in mortgage-backed securities. The Company generally purchases asset-backed securities whose underlying collateral experiences stable prepayment characteristics. Virtually all of these securities are rated AAA.

Securities carried at $1,043 million and $938 million at December 31, 1995 and 1996, respectively were deposited by the Company with governmental authorities or designated custodian banks as required by law.

The amortized cost and estimated fair value of the Company's fixed maturities at December 31, 1996 by contractual maturity follows (in millions):


                                                                                     Estimated
                                                                       Amortized        fair
                                                                         cost          value
                                                                    -------------- -------------

Contractual maturity:
  Within one year ...............................................   $            9 $           9
  After one year but within five ................................              129           130
  After five years but within ten ...............................              118           119
  After ten years ...............................................               43            43
  Mortgage and other asset-backed securities ....................              183           186
                                                                    -------------- -------------
    Total fixed maturities ......................................   $          482 $         487
                                                                    ============== =============



Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, and changing interest rates, tax considerations and other factors may result in portfolio sales prior to maturity.

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(2) Continued

The components of net investment income for each of the three years ended December 31 follow (in millions):



                                                            1994    1995    1996
                                                           ------  ------  ------

Interest on fixed maturities ...........................   $   65  $   51  $   26
Dividends on equity securities .........................        1       -       -
Interest on short-term investments and other ...........        9      23      48
Investment expenses ....................................       (4)     (4)     (5)
                                                           ------  ------  ------
  Net investment income ................................   $   71  $   70  $   69
                                                           ======  ======  ======



The components of net pre-tax realized investment gains (losses) for each of the three years ended December 31 follow (in millions):



                                                            1994    1995    1996
                                                           ------  ------  ------
Fixed maturities:
  Gross gains ..........................................   $    -  $   13  $    -
  Gross losses .........................................        -     (17)      -
Equity securities:
  Gross gains ..........................................        1       6       1
  Gross losses .........................................        -      (1)      -
Other ..................................................        1       -       -
                                                           ------  ------  ------
  Net realized investment gains ........................   $    2  $    1  $    1
                                                           ======  ======  ======





                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(3) INCOME TAXES

Talegen and the Company are included in the Xerox consolidated federal income tax return. Accordingly, Xerox and Talegen and, in turn, the Company and its subsidiaries, entered into a tax sharing agreement effective in 1983, which provides that the Company will pay or be reimbursed for the Company's tax liabilities or benefits generated. The right to reimbursement for these tax benefits does not expire due to any statutory period of limitation under the Internal Revenue Code. The agreement generally provides that subsidiaries shall compute their tax liability on a separate return basis and any benefit on the basis of actual benefits utilized in offsetting the liabilities of the other companies in the Talegen group. Income taxes reflected in the statement of earnings are the Company's share of the Xerox consolidated tax provision.

The components of the Federal income tax provision for each of the three years ended December 31 follow (in millions):



                                                            1994    1995     1996
                                                           ------  ------   -----

Current expense (benefit) ..............................   $   24  $   (6) $    7
Deferred (benefit) expense .............................       (1)     19       3
                                                           ------  ------  ------
   Total provision for income taxes ....................   $   23  $   13  $   10
                                                           ======  ======  ======





A reconciliation from the U.S. Federal statutory income tax rate to the effective income tax rate for each of the three years ended December 31 follows (in millions):



                                                            1994    1995    1996
                                                           ------  ------  ------

U.S. Federal statutory income tax rate ................     35.0%   35.0%    35.0%
Tax exempt income .....................................     (2.2)   (4.4)    (0.7)
Dividends received deduction ..........................     (0.2)   (0.3)       -
Other, net ............................................      5.1     1.4      0.2
                                                           -----   -----    -----
Effective income tax rate .............................     37.7%   31.7%    34.5%
                                                           =====   =====    =====



Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(3) CONTINUED

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 follow (in millions):


                                                                    1995   1996
                                                                   -----  -----
Deferred tax assets:
  Tax basis discount on unpaid losses and loss
    expenses ...................................................   $  99  $  91
  Ceded premiums ...............................................       -      7
  Uncollectible reinsurance ....................................       4      4
  Leasehold provisions .........................................       4      3
  Gain on sale-leaseback .......................................       6      5
  Policyholder dividends .......................................       3      5
  Unrealized investment losses .................................       1      -
  Other ........................................................      14     14
                                                                   -----  -----
    Total gross deferred tax assets ............................     131    129
  Less valuation allowance .....................................       1      -
                                                                   -----  -----

    Deferred tax assets ........................................     130    129
                                                                   -----  -----

Deferred tax liabilities:
  Adjustment for unearned premiums .............................      (3)    (3)
  Depreciation and amortization ................................     (10)   (12)
  Unrealized investment gain ...................................       -     (2)
  Other ........................................................      (6)    (7)
                                                                   -----  -----
    Total gross deferred tax liabilities .......................     (19)   (24)
                                                                   -----  -----

    Net deferred tax assets ....................................   $ 111  $ 105
                                                                   =====  =====



Deferred tax assets and valuation allowances and deferred tax liabilities resulting from unrealized investment loss or gain are recorded directly to shareholder's equity.

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(4) UNPAID LOSSES AND LOSS EXPENSES

Activity related to unpaid losses and loss expenses for each of the three years ended December 31 follows (in millions):



                                                                        1994     1995       1996
                                                                      -------   -------   -------

Gross unpaid losses and loss expenses, January 1 .................    $ 1,515   $ 1,392   $ 1,283
Reinsurance recoverable ..........................................        212       188       213
                                                                      -------   -------   -------
  Net unpaid losses and loss expenses, January 1 .................      1,303     1,204     1,070
                                                                      -------   -------   -------
Incurred losses and loss expenses related to:
  Current year accident losses ...................................        313       214       191
  Prior years accident losses ....................................        (65)      (37)        -
                                                                      -------   -------   -------
    Total incurred losses and loss expenses ......................        248       177       191
                                                                      -------   -------   -------
Paid losses and loss expenses related to:
 Current year accident losses ....................................         63        56        64
  Prior year accident losses .....................................        284       255       237
                                                                      -------   -------   -------
  Total paid losses and loss expenses ............................        347       311       301
                                                                      -------   -------   -------
  Net unpaid losses and loss expenses,
      December 31 ................................................      1,204     1,070       960
Reinsurance recoverable ..........................................        188       213       169
                                                                      -------   -------   -------
  Gross unpaid losses and loss expenses, December 31 .............    $ 1,392   $ 1,283   $ 1,129
                                                                      =======   =======   =======


Incurred losses and loss expenses ceded to Ridge Re ..............    $     -   $    42   $   (42)
                                                                      =======   =======   =======
Incurred losses and loss expenses ceded to other
  insurers .......................................................    $    32   $     5   $    15
                                                                      =======   =======   =======



During 1995, 1992 and prior accident year gross unpaid losses and loss expenses for the Company were strengthened by $50 million. After consideration of $42 million ceded to Ridge Reinsurance Limited ("Ridge Re"), a wholly-owned subsidiary of XFSI (see Note 5), net unpaid losses and loss expenses were strengthened by a total of $8 million for these accident years. In addition, during 1995 unpaid losses and loss expenses for 1993 and 1994 accident years were reduced in total by $45 million, of which $30 million was offset by net increases to retrospective premium payables.


                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 1994, 1995 and 1996

(4) CONTINUED

During 1996, the Company reduced gross losses by $50 million for 1992 and prior accident years, which resulted in a reversal of the $42 million ceded to Ridge Re in 1995. Additionally, in 1996, gross and net losses were reduced by $10 million for the 1994 accident year and $9 million for the 1995 accident year. The 1995 accident year reduction was attributable to the favorable development from the national workers compensation mandatory pool. Loss expense reserves attributable to certain prior accident year policies that are in runoff were strengthened by $27 million. After consideration of these items, there was no change to net prior accident year losses and loss expenses.

(5) REINSURANCE

The Company reinsures, in the ordinary course of business, certain risks with other insurance companies. These arrangements provide the means for greater diversification of business and serve to limit the Company's net loss potential for catastrophes and large or unusually hazardous risks. Although the Company does not write property insurance, the Company does have insurance exposure for injuries to workers caused by catastrophe, primarily earthquake. Annually, the Company determines its probable maximum loss from such an event and purchases reinsurance limits which exceed the estimated maximum loss. As of December 31, 1996, the Company's reinsurance program was $98 million of reinsurance coverage in excess of a $2 million retention per occurrence.

The ceding of insurance does not discharge the original insurer from its primary liability to the policyholder; however, the reinsurance company that accepted the risk assumes an obligation to the original insurer. The ceding insurer retains contingent risk with respect to reinsurance ceded to the extent that any reinsuring company might not be able to meet its obligations.


                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(5) CONTINUED

The components of the Company's net premiums written and net premiums earned for each of the three years ended December 31 follow (in millions):


                                                                       1994    1995    1996
                                                                      ------  ------  ------

Premiums written:
  Direct ..........................................................   $  371  $  263  $  242
  Assumed from other companies, pools or associations .............       13      28       3
  Ceded to other companies, pools or associations .................      (60)    (64)    (11)
                                                                      ------  ------  ------
    Net premiums written ..........................................   $  324  $  227  $  234
                                                                      ======  ======  ======

Premiums earned:
  Direct ..........................................................   $  389  $  258  $  275
  Assumed from other companies, pools or associations .............       15      14       8
  Ceded to other companies, pools or associations .................      (72)    (42)    (49)
                                                                      ------  ------  ------
    Net premiums earned ...........................................   $  332  $  230  $  234
                                                                      ======  ======  ======



The components of the Company's total reinsurance recoverable at December 31, 1995 and 1996 follow (in millions):


                                                                               1995    1996
                                                                              ------  ------

Reinsurance receivable on paid losses .....................................   $    5  $    8
Reinsurance recoverable on unpaid losses and loss expenses ................      213     169
                                                                              ------  ------
  Total reinsurance recoverable ...........................................   $  218  $  177
                                                                              ======  ======




Reinsurance recoverable reflected above is net of an $8 million and $7 million reserve for uncollectible reinsurance as of December 31, 1995 and 1996, respectively.

As of December 31, 1995 and 1996, the Company had outstanding reinsurance recoverables of $92 million and $64 million, respectively, due from affiliated companies. As of December 31, 1996, the three unaffiliated reinsurers with the highest share of reinsurance recoverable accounted for 12%, 12%, and 7% of the total reinsurance recoverables, respectively.



                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(5) CONTINUED

The Company actively monitors and evaluates the financial condition of its reinsurers and prepares estimates of the uncollectible amounts due from troubled reinsurers. The evaluation focuses on financial and other available data such as whether or not the reinsurer is in rehabilitation or in liquidation proceedings and produces an estimate of the amount that ultimately will be collected from these troubled reinsurers. In addition to the reinsurers' ability to pay claims, from time to time disputes arise over amounts and reinsurance coverage. The Company pursues its remedies in these cases and recognizes the impact of developments in these situations as disputes are resolved. Management believes the reinsurance recoverable, net of the reserve for uncollectible reinsurance, to be valid and collectible.

Effective December 31, 1992, Ridge Re has provided aggregate excess of loss reinsurance to the Insurance Companies. Under the terms of the reinsurance coverage, which is guaranteed by XFSI and subject to stated limits, Ridge Re will reimburse the Insurance Companies for 85% of any and all aggregate ultimate net losses, if any, in excess of the retention amount until Ridge Re has paid $127,500,000 to the Insurance Companies. Coverage is provided for adverse development on 1992 and prior accident year losses, allocated loss adjustment expenses and uncollectible reinsurance, net of all salvage, subrogation and other recoverables. A premium amount of $27 million, all of which was provided by XFSI and guaranteed by Xerox, was ceded by the Company to Ridge Re as consideration for the risk assumed by Ridge Re. Subject to certain commutation provisions, this agreement remains in effect until all 1992 and prior accident year claims are paid. As of December 31, 1996, the Company had no cessions to Ridge Re.

(6) SALVAGE AND SUBROGATION

Estimates of salvage and subrogation recoveries on unpaid losses have been recorded as a reduction of unpaid losses amounting to $9 million and $7 million at December 31, 1995 and 1996, respectively.

(7) PENSIONS

Talegen sponsors one principal noncontributory defined benefit pension plan (the "Plan") that covers substantially all employees of Talegen and its subsidiaries who meet eligibility requirements. Effective July 1, 1993, the Plan was amended with the effect of limiting the accrual of further benefits under the terms of the Plan. Contributions are made to the Plan in an amount deductible and in accordance with funding standards established under the Internal Revenue Code as amended by the Employee Retirement Income Security Act of 1974. During 1996, the Company and Talegen's other operating subsidiaries made contributions to bring the Plan to a fully funded status.

Pension expense allocated to the Company for each of the three years ended December 31, 1994, 1995 and 1996, was less than $1 million.

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(7) CONTINUED

The following table sets forth the Plan's funded status and the amounts recognized in Talegen's consolidated financial statements at December 31 (in millions):


                                                                        1994      1995      1996
                                                                      -------   -------   -------

Actuarial present value of benefit obligations:
  Vested benefits .................................................   $    64   $    76   $    83
  Nonvested benefits ..............................................         5         7         3
                                                                      -------   -------   -------
Accumulated benefit obligation ....................................        69        83        86
Effect of projected future compensation levels ....................         2         -         -
                                                                      -------   -------   -------
  Projected benefit obligation ....................................        71        83        86
Fair value of plan assets, primarily listed
    stocks and government securities ..............................        56        69        94
                                                                      -------   -------   -------
Projected benefit obligation in excess of (less
    than) plan assets .............................................        15        14        (8)
Unrecognized net loss .............................................        (7)       (9)       (8)
                                                                      -------   -------   -------
  Accrued pension expense (benefit) ...............................         8         5       (16)
Adjustment required to recognize minimum
    pension liability .............................................         5         7         -
                                                                      -------   -------   -------
  Net liability (asset) recognized in
    consolidated balance sheets ...................................   $    13   $    12   $   (16)
                                                                      =======   =======   =======

Assumptions used in the accounting were:
  Discount rates ..................................................       8.5%     7.25%     7.25%
  Rates of increase in compensation levels ........................       5.5%     5.5%         -
  Expected long-term rate of return on plan assets ................       8.5%     8.5%      8.5%
Net periodic pension cost includes the following components:
  Interest cost on projected benefit obligation ...................   $     6   $     6   $     6
  Actual return on plan assets ....................................         -       (14)      (11)
  Net amortization and deferrals ..................................        (5)        9         6
                                                                      -------   -------   -------
Net periodic defined benefit pension cost .........................   $     1   $     1   $     1
                                                                      =======   =======   =======





                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(7) CONTINUED

The accumulated benefit obligation pertaining to the Company was $19 million at December 31, 1995 and 1996. The accrued pension cost was $2 million, $1 million, and $3 million at December 31, 1994, 1995 and 1996, respectively.

Talegen also sponsors a defined contribution pension plan (the "Savings Plan") covering substantially all the employees of Talegen and its subsidiaries. The Savings Plan provides for a basic contribution equal to 3% of an employee's compensation, a matching contribution based on participants' contributions, and a discretionary performance-related basic and/or matching contribution made at the discretion of Talegen or its designee for any operating group. Certain employees also have the opportunity to participate in a non-qualified arrangement that permits contributions that would otherwise be limited under the qualified plan by IRS regulations. The Company's total Savings Plan expense for each of the three years ended December 31, 1994, 1995 and 1996 was $2 million.

(8) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

Talegen provides certain medical and life insurance benefits for retirees of Talegen and its subsidiaries. Prior to 1993, substantially all employees were eligible for these benefits if they reached normal retirement age (or age fifty-five under certain circumstances) with a defined minimum period of service, while still working for the Company. In 1993, Talegen announced its intention to limit retiree medical benefits to those employees who reached age 50 on January 1, 1994 and who ultimately retire with at least 15 years of service.

On July 1, 1994, Industrial Indemnity Company ("Industrial"), a subsidiary of the Company, instituted a stand-alone Retiree Medical Plan (the "Industrial Plan") at terms substantially similar to the Talegen Retiree Medical Plan (the "Talegen Plan") except that the future Company expense is limited to the per capita level achieved at year end 1995. The Industrial Plan was established to provide medical benefits to eligible employees of the Company and its subsidiaries. Concurrently, the Company withdrew from its participation in the Talegen Plan. The Company continued its participation in the Talegen postretirement life insurance benefits plan. As of December 31, 1996, the accumulated postretirement medical obligation under the Industrial Plan was $6 million, of which $4 million was accrued at December 31, 1996 and the remaining amount represents deferred items. As of December 31, 1996, the total accumulated postretirement life benefit obligation under the Talegen Plan was $14 million, of which a net $8 million was accrued by Talegen after consideration of deferred items. The accumulated postretirement life benefit obligation and accrued costs pertaining to the Company as of December 31, 1996 were $4 million and $2 million, respectively.


                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(8) CONTINUED

As of December 31, 1995, the accumulated postretirement medical obligation under the Industrial Plan was $7 million, of which $4 million was accrued at December 31, 1995 and the remaining amount represents deferred items. As of December 31, 1995, the total accumulated postretirement life benefit obligation under the Talegen Plan was $13 million, of which a net $7 million was accrued by Talegen after consideration of deferred items. The accumulated postretirement life benefit obligation and accrued costs pertaining to the Company as of December 31, 1995 were $4 and $1 million, respectively.

The total postretirement medical and life benefit expense for the Company was $2 million, $1 million and $1 million for 1994, 1995, and 1996 respectively.

(9)  DEBT

In November, 1996, the Company borrowed $79 million from Talegen in exchange for an unsecured promissory note in that amount. Interest on the promissory note is payable quarterly in arrears at 7.4% per annum and the principal is due November 27, 2006. The debt will be due and payable at any date on which Talegen ceases to own 80% or more of the Company's outstanding voting stock. The proceeds of the note were used to prepay the unsecured term loan which the Company entered into in 1994.

Cash payments for interest made on the unsecured term loan and the promissory note to Talegen amounted to $1 million, $7 million and $6 million for 1994, 1995 and 1996, respectively.

(10)  RELATED PARTY TRANSACTIONS

Included in due from affiliates are promissory notes held by the Company which aggregate $43 million and were issued by XFSI and guaranteed by Xerox. Notes amounting to $18 million issued on December 31, 1992, mature on December 31, 1997, and bear a variable rate of interest which is subject to change annually on the anniversary of the issue date. These notes at December 31, 1996 carried an interest rate of 6.56%. Notes amounting to $25 million issued on September 1, 1993, mature on August 31, 1998, and bear a variable rate of interest which is subject to change annually on the anniversary of the issue date. These notes at December 31, 1996 carried an interest rate of 7.09%. Interest earned on the above notes included in other income was $4 million, $3 million and $3 million for the years ended December 31, 1994, 1995 and 1996, respectively.


                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(10) CONTINUED

The Company, with certain other Talegen subsidiaries (the "Lessors"), owns a training facility located in Loudoun County, Virginia. The Company has a 25% interest in the ownership of the facility. Talegen, on behalf of the Lessors, entered into a long-term operating lease dated December 1, 1985 with XFSI. The primary term of the lease expires on November 30, 2010 and is renewable at XFSI's option. Rental income recorded by the Company under the terms of the lease amounted to $5 million in each of the years ended December 31, 1994, 1995 and 1996.

The Company receives various data processing, claims settlement and other services from affiliates under various service agreements. Fees incurred under these agreements for each of the three years ended December 31, 1994, 1995 and 1996 were $16 million. The Company received $7 million, $4 million and $3 million from Talegen in 1994, 1995 and 1996, respectively, related to the reimbursement of expenses pertaining to the restructuring.

The Company has a software development contract with Filoli Information Systems Company (Filoli) which is 76% owned by Talegen as of December 31, 1996. Under this contract and related agreements, the Company paid Filoli $4 million in 1994 and $17 million in 1995. No payments were made to Filoli in 1996.

(11)  STATUTORY INFORMATION

The Insurance Companies are restricted by insurance laws as to the amount of dividends they may pay without the approval of regulatory authorities. The amount of restricted shareholder's equity of the Insurance Companies plus the amount of shareholder's equity of the Company's non-insurance entities (which is not restricted by insurance laws) at December 31, 1996 approximates $313 million. There are additional restrictions regarding the amount of loans and advances that these subsidiaries may make to the Company. These restrictions indirectly limit the payment of dividends and the making of loans and advances by the Company to Talegen.



                                                                     (CONTINUED)

                      INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(11) CONTINUED

Generally accepted accounting principles differ in certain respects from the statutory accounting practices prescribed or permitted by insurance regulatory authorities for the Insurance Companies. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. Furthermore, the NAIC has a project to codify statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project will likely change the definitions of what comprises prescribed versus permitted statutory accounting practices, and may result in changes to the accounting policies that insurance enterprises use to prepare their statutory financial statements.

Statutory net income of the insurance companies amounted to $36 million, $48 million and $30 million for each of the years ended December 31, 1994, 1995 and 1996, respectively. Statutory policyholders' surplus of these insurance companies amounted to $338 million, $329 million and $249 million at December 31, 1994, 1995 and 1996, respectively. The principal differences between statutory policyholders' surplus and shareholder's equity, determined in accordance with generally accepted accounting principles, are deferred federal income taxes and non-admitted assets.

(12)  FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1996 (in millions):



                                               1995                     1996
                                       --------------------    --------------------
                                        Carrying     Fair        Carrying    Fair
                                         Amount     Value         Amount     Value
                                       ---------  ---------    ----------  --------

Investments ........................   $   1,304  $   1,304    $    1,108  $  1,108

Debt ...............................   $      90  $      90    $       79  $     77






                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(12) CONTINUED

The fair value of investments is based on quoted market prices or dealer quotes at the reporting date for those or similar investments.

The fair value of the Company's debt for 1995 approximated the carrying value. For 1996, the fair value is based on current market rates for debt with similar terms and maturities.

The carrying value of other receivables and payables that are financial instruments approximate fair value.

Included in receivables at December 31, 1996 are amounts due from McDonnell Douglas Corporation totaling $116 million ($56 million in premiums receivable and $60 million in other receivables).

See Notes 2 and 5 regarding concentrations of investment and reinsurance recoverable balances, respectively.

(13)  LEASES

The Company leases certain land, buildings and equipment under operating leases which expire through 2009. The total rent expense under operating leases amounted to $7 million, $10 million and $15 million for each of the three years ended December 31, 1994, 1995 and 1996, respectively. Future unaccrued minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996 are summarized below (in millions):

                     1997 .......................................   $     14
                     1998 .......................................         13
                     1999 .......................................         13
                     2000 .......................................         13
                     2001 .......................................         11
                     Later years ................................         73
                                                                    --------
                           Total minimum lease payments .........   $    137
                                                                    ========

                                                                     (CONTINUED)

                       INDUSTRIAL INDEMNITY HOLDINGS, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


(13) CONTINUED

Approximately $101 million of the future unaccrued minimum lease payments results from a lease that was entered into in 1984 by Industrial Indemnity Company, the principal insurance company, in conjunction with sale-leaseback transactions. The lease terminates in 2009 although extensions are available. The minimum lease payments shown in the preceding table do not include possible future rental adjustments based on inflation. Industrial's performance under this lease has been guaranteed by Talegen. The property sale was financed in part by purchase money notes that have an aggregate carrying value of $15 million at December 31, 1996.

(14)  CONTINGENT LIABILITIES

In 1985, Industrial discontinued the operations of Resolution Credit Services Corporation ("RCSC") (formerly Industrial Indemnity Financial Corporation). RCSC primarily wrote financial guarantee and contract surety business on behalf of the Company. The phaseout period will be lengthy due to the long term nature of RCSC's outstanding financial guarantees. At December 31, 1996, Industrial remained contingently liable for approximately $41 million, which represents the aggregate par value, net of reinsurance of $10 million, of the guarantee contracts in force, but before consideration of approximately $4 million of securities pledged as collateral under these contracts. The aggregate par value, net of reinsurance of these contingent liabilities expires as follows (in millions): 1997-2001 - $13 million; 2002-2006 - $6 million; and thereafter, $22 million.

The Company is party to various lawsuits arising in the ordinary course of business. Management believes the outcome of these lawsuits will not have a material adverse effect on the Company's liquidity or financial position.

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



INTRODUCTION

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 1997 gives effect to the acquisition of Industrial Indemnity Holdings, Inc. ("Industrial") as if it had occurred on June 30, 1997. The unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1996 and the six months ended June 30, 1997 present operating results of the Company as if the acquisition of Industrial had occurred at the beginning of each period presented, January 1, 1996 and January 1, 1997, respectively. Pro forma adjustments to reflect the acquisition have been applied to the historical statements of income of the Company. These adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable in the circumstances. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto, and the other financial information pertaining to the Company included in the Annual Report on Form 10-K, for the year ended December 31, 1996, filed on March 31, 1997 and the audited financial statements including the notes thereto of Industrial included elsewhere in this Form 8-K/A. The Pro Forma Condensed Consolidated Financial Statements are not intended to be indicative of the consolidated results of operations or financial position of the Company that would have been reported if the acquisition had occurred at the dates indicated or of the consolidated results of future operations or of future financial position.

     The acquisition of Industrial is accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, entitled "Business Combinations." Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. Allocation of the purchase price is subject to valuations and other studies which are not yet complete. Accordingly, the final allocation may be different from the amounts reflected herein. However, management of the Company does not believe such differences will have a material impact on the results of operations or stockholders' equity.

                  FREMONT GENERAL CORPORATION AND SUBSIDIARIES
  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 1997 (UNAUDITED)
                             (MILLIONS OF DOLLARS)





                                                  FREMONT
                                                  GENERAL
                                               CORPORATION                   PRO FORMA ADJUSTMENTS (NOTE 1)
                                                   AND       INDUSTRIAL  -------------------------------------   PRO FORMA
                                               SUBSIDIARIES  INDEMNITY     ( a )  ( b )    ( c )  ( d )  TOTAL  CONSOLIDATED
                                               ------------  ----------  -------------------------------------  ------------
ASSETS
Cash, investments and
  accrued investment income .................  $      1,780  $    1,056  $   26  $  (225)  $  -  $  9   $(190)  $     2,646
Loans receivable ............................         1,857           -       -        -      -     -       -         1,857
Premiums receivable and agents' balances ....           114         125       4        -      -   (10)     (6)          233
Reinsurance recoverable .....................           427         156       -        -      -     -       -           583
Deferred policy acquisition costs ...........            28           5       -        -      -     -       -            33
Costs in excess of net assets acquired ......            65           -       -       26     10    43      79           144
Deferred income taxes .......................            56         104       5        -      -    10      15           175
Other assets ................................           133         228     (49)       -     (2)   10     (41)          320
Assets held for discontinued operations .....           261          23       -        -      -     -       -           284
                                               ------------  ----------  -------------------------------------  -----------
        TOTAL ASSETS ........................  $      4,721  $    1,697  $  (14) $  (199)  $  8  $ 62   $(143)  $     6,275
                                               ============  ==========  =====================================  ===========

LIABILITIES

Losses and loss adjustment expenses .........  $      1,196  $    1,072  $   (1) $     -   $  -  $ 60   $  59   $     2,327
Life insurance benefits and liabilities .....           189           -       -        -      -     -       -           189
Unearned premiums ...........................           103          29      (1)       -      -     -      (1)          131
Dividends to policyholders ..................            28          23       -        -      -     -       -            51
Other liabilities ...........................            89         120       -        -      8     2      10           219
Thrift deposits .............................         1,294           -       -        -      -     -       -         1,294
Short-term debt .............................           232          79       -        -      -     -       -           311
Long-term debt ..............................           573           -       -      140      -     -     140           713
Liabilities of discontinued operations ......           228          23       -        -      -     -       -           251
                                               ------------   ---------  -------------------------------------  -----------
        TOTAL LIABILITIES ...................         3,932       1,346      (2)     140      8    62     208         5,486

Company-obligated mandatorily redeemable
  preferred securities of subsidiary
  Trust holding solely Company junior
  subordinated debentures ...................           100           -       -        -      -     -       -           100

Stockholders' Equity
Common Stock ................................            33           -       -        -      -     -       -            33
Additional paid-in capital ..................           268         233      25     (258)     -     -    (233)          268
Retained earnings ...........................           459         115     (34)     (81)     -     -    (115)          459
Deferred compensation .......................           (84)          -       -        -      -     -       -           (84)
Net unrealized gain on investments,
  net of deferred taxes .....................            13           3      (3)       -      -     -      (3)           13
                                               ------------   ---------  -------------------------------------  -----------
        TOTAL STOCKHOLDERS' EQUITY ..........           689         351     (12)    (339)     -     -    (351)          689
                                               ------------   ---------  -------------------------------------  -----------
        TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY ..............  $      4,721   $   1,697  $  (14)  $ (199)  $  8  $ 62   $(143)  $     6,275
                                               ============   =========  =====================================  ===========




See Note to Pro Forma Financial Statements

                  FREMONT GENERAL CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                       FREMONT
                                                       GENERAL
                                                     CORPORATION                 PRO FORMA
                                                         AND        INDUSTRIAL   ADJUSTMENTS     PRO FORMA
                                                     SUBSIDIARIES   INDEMNITY     (NOTE 1)      CONSOLIDATED
                                                     ------------   ----------   -----------    ------------

REVENUES
Property and casualty premiums earned ...........    $        487   $      234   $         -     $        721
Net investment income ...........................             124           69            (4) f
                                                                                           1  g           190
Loan interest ...................................             164            -             -              164
Realized investment gains (losses) ..............              (2)           1             -               (1)
Other revenue ...................................              23            3             -               26
                                                     ------------   ----------   -----------     ------------
       Total Revenues ...........................             796          307            (3)           1,100

EXPENSES
Losses and loss adjustment expenses .............             336          191             -              527
Policy acquisition costs ........................              96           44             -              140
Provision for loan losses .......................              14            -             -               14
Other operating costs and expenses ..............             107           33             4  h           144
Dividends to policyholders ......................               -            5             -                5
Interest expense ................................             115            5            11  e           131
                                                     ------------   ----------   -----------     ------------
       Total Expenses ...........................             668          278            15              961
                                                     ------------   ----------   -----------     ------------

Income before taxes .............................             128           29           (18)             139
Income tax expense ..............................              41           10            (5) i            46
                                                     ------------   ----------   -----------     ------------
         Net income .............................    $         87   $       19   $       (13)    $         93
                                                     ============   ==========   ===========     ============

PER SHARE DATA:
Primary:
         Net income .............................   $        3.26                                $       3.48
                                                    =============                                ============
         Weighted average shares ................              27                                          27
                                                    =============                                ============

Fully diluted:
         Net income .............................   $        2.73                                $       2.90
                                                    =============                                ============
         Weighted average shares ................              34                                          34
                                                    =============                                ============






See Note to Pro Forma Financial Statements

                  FREMONT GENERAL CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)




                                                        FREMONT
                                                        GENERAL
                                                     CORPORATION                    PRO FORMA
                                                        AND         INDUSTRIAL     ADJUSTMENTS       PRO FORMA
                                                     SUBSIDIARIES   INDEMNITY        (NOTE 1)      CONSOLIDATED
                                                     ------------   ----------     -----------     ------------
REVENUES
Property and casualty premiums earned ...........    $        236   $      133     $         -     $        369
Net investment income ...........................              61           34              (2)  f           93
                                                                                            (1)  g
Loan interest ...................................              92            -               -               92
Realized investment gains (losses) ..............              (1)           1               -                -
Other revenue ...................................              13            -               -               13
                                                     ------------    ---------     -----------     ------------
       Total Revenues ...........................             401          168              (3)             566

EXPENSES
Losses and loss adjustment expenses .............             149          110               -              259
Policy acquisition costs ........................              49           36               -               85
Provision for loan losses .......................               4            -               -                4
Other operating costs and expenses ..............              63            1              (4)  f           60
                                                                                             2   h
Dividends to policyholders ......................               -            4               -                4
Interest expense ................................              64            3               6   e           73
                                                     ------------   ----------     -----------     ------------
       Total Expenses ...........................             329          154               4              487
                                                     ------------   ----------     -----------     ------------

Income before taxes .............................              72           14              (7)              79
Income tax expense ..............................              23            5              (3) i            25
                                                     ------------   ----------     -----------     ------------
            Net income ..........................    $         49   $        9     $        (4)    $         54
                                                     ============   ==========     ===========     ============

PER SHARE DATA:
Primary:
            Net income                               $       1.70                                  $       1.86
                                                     ============                                  ============
            Weighted average shares                            29                                            29
                                                     ============                                  ============

Fully diluted:
            Net income                               $       1.50                                  $       1.63
                                                     ============                                  ============
            Weighted average shares                            34                                            34
                                                     ============                                  ============






See Note to Pro Forma Financial Statements

                  FREMONT GENERAL CORPORATION AND SUBSIDIARIES

          NOTE TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   PRO FORMA ADJUSTMENTS

     The accompanying Pro Forma Condensed Consolidated Financial Statements give effect to the following pro forma adjustments necessary to reflect the acquisition outlined in the preceding Introduction as if the acquisition occurred at the dates indicated in the Introduction:

     a) To record adjustments to certain assets, liabilities, and stockholders' equity as per specific provisions of the Stock Purchase Agreement.


     b) To record the purchase of Industrial Indemnity by the Company.

     c) To record the effect of the following estimated acquisition-related costs:
                                                          (Millions of dollars)

           Financial advisor fees .............................  $     3
           Financing costs and fees ...........................        5
           Other professional fees including legal,
              auditing, and consulting ........................        1
           Other net costs ....................................        1
                                                                 -------
           Total acquisition-related costs ....................   $   10
                                                                 =======


     Included in the above total are $2 million in costs which were prepaid as of June 30, 1997 and were included in other assets. The remaining $8 million is established as an other liability.

     d) To record estimated purchase accounting adjustments at August 1, 1997, including adjustments to reflect estimated fair values of assets, the establishment of certain intangible assets acquired, costs of exiting certain activities, accruals for certain contingencies, and adjustments to conform methods for liability recognition. These purchase accounting adjustments represent approximate values and are based upon preliminary evaluations of data currently available. The amounts of similar adjustments to be made when the final valuations are determined may vary from these estimated purchase accounting adjustments. However, management of the company does not believe any such differences will have a material impact on the results of operations or stockholders' equity.

     e)  To  record  the   estimated   interest   expense  on  $140  million  in
acquisition-related debt as if the borrowings had occurred at the beginning of the periods indicated.

     f) To eliminate income and expense derived from certain assets that were eliminated by Talegen pursuant to the Stock Purchase Agreement.

     g) To record the net impact on investment income due to acquisition-related adjustments as if the acquisition had occurred at the beginning of the periods indicated.

     h) To record amortization of costs in excess of net assets acquired on a straight line basis over a 25 year period, and to amortize certain intangible assets acquired on a straight line basis over a 40 year period.

     i) To record the tax effect of taxable pro forma adjustments at an effective tax rate of 35%.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       FREMONT GENERAL CORPORATION


Date:  October 14, 1997                BY: /s/    JOHN A. DONALDSON
                                       -----------------------------------------
                                       John A. Donaldson, Senior Vice President,
                                       Controller and Chief Accounting Officer